UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02    Results of Operations and Financial Condition.

On November 6, 2014, Full House Resorts, Inc. (the “Company”) issued a press release announcing its financial and operating results for the three and nine months ended September 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, none of such information shall be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Certain of the statements contained in this report and Exhibit 99.1 attached hereto may be deemed to be solicitation material in respect of the proposed director nominations made by a small group of stockholders (the “Proposals”). In connection with the Proposals, the Company may file relevant materials, including other soliciting materials, with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ ALL SUCH SOLICITING MATERIAL IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any solicitation materials and any other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://www.fullhouseresorts.com/investors.php.

Item 9.01      Financial Statements and Exhibits.

Exhibit 99.1	Press Release of the Company dated November 6, 2014*

* This exhibit relating to Item 2.02 shall be deemed to be furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: November 6, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated November 6, 2014*

* This exhibit relating to Item 2.02 shall be deemed to be furnished and not filed.